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                                                                   EXHIBIT 10.67

                                                       Pat Haley
                                                       Monroe County Recorder IN
                                                       IN 2003005518 MTG ASGN
                                                       03/03/2003 10:01:42 5 PGS
                                                       Filing Fee: $19.00

                         ASSIGNMENT OF LEASES AND RENTS

         THIS ASSIGNMENT OF LEASES AND RENTS ("Assignment"), executed by SYNDICATED BLOOMINGTON I LLC, a Delaware limited liability company with its principal office at 4863 West Vernal Pike, Bloomington, Indiana 47404 (hereinafter referred to as "Assignor"), to OLD NATIONAL BANK, a national banking association with its principal offices located at 121 East Kirkwood Avenue, Bloomington, Indiana 47408 ("Assignee"),

                                WTTNESSETH THAT:

         IN CONSIDERATION of the extension of certain financial accommodations by Assignee to Assignor as evidenced by that certain Mortgage Loan Note executed and delivered by Assignor for the benefit of Assignee as of even date herewith providing for indebtedness in the aggregate principal amount of Two Million Six Hundred Twenty-Five Thousand and No/100 Dollars ($2,625,000.00), as the same may be hereafter amended, renewed or extended (hereinafter referred to as "Note"), Assignor hereby transfers and assigns to Assignee, as additional security for the payment when due of the indebtedness evidenced by the Agreement, such other obligations of Assignor to Assignee as set forth in Section 5 hereof or contained in any other document, instrument or certificate executed and delivered by Assignor to Assignee contemporaneously herewith, (hereinafter collectively referred to as "Security Documents"), all of its right, title and interest in, to and under all of the leases executed or to be executed by and between Assignor and any and all tenants of the buildings and of the parcels of real estate located upon or constituting a part of the real property in Monroe County, Indiana commonly known as 4863 West Vernal Pike, Bloomington, Indiana and as more particularly described on Exhibit A attached hereto (referred to herein as the "Real Estate"), including all rents, royalties, issues and profits provided under the terms of any such leases and all security for the performance of such leases, and any amendments, modifications, renewals or extensions thereof, upon the following terms and conditions:

         1. Assignor agrees to pay and perform the obligations set forth in the Security Documents according to the terms thereof; and, until an event of default shall occur under the Security Documents or this Assignment ("Event of Default"), Assignor shall have the right to collect and receive all rentals due pursuant to the leases, except that Assignor will not collect rental more than one (1) month in advance. After an Event of Default, any rental payments received by Assignor shall be applied toward the payment when due of the principal of and interest on the obligations under the Security Documents, After an Event of Default, Assignee may, at its option and without notice or demand, enforce any of the conditions, covenants or agreements contained in such leases, collect any and all of the rents, royalties, issues and profits thereunder, and give good and valid receipts therefor, and Assignee shall have full power to do anything that the Assignor could have done had these presents not been made, the lessees and successors, assigns, or legal representatives of said lessees being by this instrument expressly authorized to pay to Assignee any and all of the rents, royalties, issues and profits now due or to become due under the terms of such leases. In addition, following any Event of Default by Assignor, Assignee shall have the right, in Assignee's sole discretion, to have a receiver appointed to collect the rentals and other amounts due under the leases and to do every other thing which Assignor or Assignee are empowered to do hereunder. Assignee shall not be responsible for diligence in collecting any monies as contemplated herein, but shall be accountable only for sums actually received. Assignor agrees to give such further assignments pf leases hereafter existing and all rents, issues and profits provided for under the terms of such leases as Assignee may require. All monies or any part thereof received by Assignee under this Assignment may be applied upon or, at the option of said Assignee, retained as security for repayment of

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the obligations under the Security Documents or applied from time to time, pro tanto, in payment of taxes, assessments and/or other liens affecting the Real Estate (whether or not delinquent, if payable), regardless of whether any payments on the indebtedness or any other indebtedness due and payable to Assignee under the Security Documents or this Assignment are due or not due, including but not limited to, costs of collection, expenses of operation, advancements and attorneys' fees, such application to be in such order, at such time or times, in such amount or amounts, and to such extent as such Assignee in its sole discretion may determine, or any part and/or all of said monies may be released by Assignee at its sole discretion to Assignor. The receipt, application, retention, or release by Assignee of any rents, royalties, issues or profits, or other monies under this Assignment after default under the Security Documents shall be applied upon any deficiency recoverable by Assignee in the same manner and for the same purposes as the proceeds of the sale of the Real Estate made under any trustee's or sheriff's foreclosure proceedings or pledged sale. Such rights may be exercised by Assignee without regard to other security and without releasing Assignor from any obligation. Until such time as the obligations of Assignor to Assignee as contemplated under the Agreement shall be satisfied in full, Assignor hereby irrevocably appoints and constitutes Assignee as its true and lawful attorney-in-fact with full power of substitution for and on behalf of Assignor to request, demand, enforce payment, collect and receive the rentals payable under the leases, to change, modify, release, waive, terminate, alter or amend the leases or any of the terms and provisions thereof, including the rentals thereunder, to endorse any checks, drafts or orders evidencing the payment of rentals under the leases, and to do and perform any acts which Assignor might do for and on its own behalf. Any security deposits received by Assignor shall be held in trust and paid to Assignee upon written demand following default hereunder.

         2. Assignor does hereby covenant to and with Assignee that Assignor has not transferred or assigned in any manner any of said leases or the rents, royalties, issues and profits provided for herein and that Assignor is the owner thereof and has full right to collect and is entitled to the rents, royalties, issues and profits provided for in said leases. Assignor represents and warrants that it has made no prior assignment of any of its rights, title or interests in, to and under the leases, that the leases now executed are in full force and effect with no modifications or amendments thereto and with no default thereunder, that it has not accepted any advance rental payments under the leases, and that it has not done anything which impairs the validity or security of this Assignment. Assignor does hereby further covenant to and with Assignee not to pledge or deliver or assign any of the rents, royalties, issues and profits provided for in said leases during the existence of the indebtedness and obligations hereinabove referred to, and any renewals or extensions thereof.

         3. This Assignment shall not operate to release or relieve Assignor, as lessor, from the full performance of any of its obligations and covenants under the leases. Assignor shall notify Assignee in writing in the event of any default by Assignor and/or any lessees under the leases. Assignor shall enforce, at its cost and expense, the full performance of all of the conditions, obligations and covenants under the leases to be observed and performed by the lessee and shall appear and defend any action growing out of or in any manner connected with the leases. Except for dealings in the ordinary course of business which are in the best interests of both Assignee and Assignor, Assignor shall not change, modify, release, waive, terminate, alter or amend the leases or any of the terms and provisions thereof, including the rentals thereunder, nor assign or encumber its rights, title and interest in and to the leases without first securing the prior written consent of Assignee.

         4. Assignee may, at its option but without the assumption of any of Assignor's obligations as lessor, perform any obligation of Assignor under the leases without notice to or demand upon the Assignor and without releasing Assignor from any obligation herein or under the terms of the leases. In

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the exercise of such power, Assignee shall be entitled to reimbursement for all costs and expenses, including attorneys' fees, and the same shall be payable upon demand or added to the indebtedness under the Security Documents secured hereby. Assignor hereby indemnifies and saves harmless Assignee from any and all cost, expense or liability under the leases or by reason of this Assignment and against claims or demands whatsoever which may be asserted against it by reason of any alleged obligations of Assignee to perform or discharge any of the terms of the leases, it being understood and agreed that Assignee does not, by the execution of this Assignment or by its acceptance thereof, assume any liability or become liable in any manner whatsoever for the performance of any of the terms and conditions of said leases, unless and until the Assignee shall definitely assume any such obligations in writing.

         5. This Assignment is given as security for the payment when due of the principal of and interest on the indebtedness evidenced by the Security Documents, and any renewals or extensions thereof, provided the aggregate obligations which this Assignment secures shall not exceed Five Million and No/100 Dollars ($5,000,000.00). Any Event of Default under the Security Documents shall, at the sole option of Assignee, be deemed a default under this Assignment. This Assignment shall terminate upon the payment in full of all indebtedness and obligations secured hereby.

         6. The receipt by Assignee of any rental payments made by the lessees pursuant to the leases shall constitute a valid receipt and acquittance for all such rents paid, and the lessees shall be under no duty or obligation concerning the proper application of any rents so paid, and Assignor hereby releases the lessees from their duty to pay rental to Assignor to the extent that such lessees pay such rental to Assignee pursuant to this Assignment.

         7. It is understood and agreed that neither anything contained herein nor the acceptance hereof shall constitute a waiver by Assignee of any past, present or future default or delinquencies under the Security Documents or the other security documents provided thereunder or the obligations secured thereby, nor does it constitute an extension of the due date of any such obligations.

         8. Assignor hereby incorporates by reference all of the representations and warranties made by Assignor as Mortgagor in the Real Estate Mortgage, Security Agreement and Fixture Filing of even date herewith relating to the Real Estate ("Mortgage"), and remakes each and all of them to and for the benefit of Assignee as if more fully set forth herein.

         9. This Assignment shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and assigns. Notice of the acceptance of this Assignment by Assignee is hereby waived.

         10. To the extent this Assignment and the Mortgage are inconsistent or in conflict, the terms of this Assignment will control.

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         IN WITNESS WHEREOF, the Assignor has caused this instrument to be executed as of this 27th day of February, 2003.

                                          SYNDICATED BLOOMINGTON I LLC

                                          By: /s/ Thomas P. Tanis, Jr.
                                              ---------------------------------
                                                  Thomas P. Tanis, Jr., Manager

STATE OF INDIANA          )
                          ) SS:
COUNTY OF MARION          )

         Before me, a Notary Public in and for said County and State, personally appeared Thomas P. Tanis, Jr., the Manger of SYNDICATED BLOOMINGTON I LLC, a Delaware limited liability company, who acknowledged the execution of the above and foregoing Assignment of Leases and Rents on behalf of said limited liability company.

         Witness my hand and notarial seal this 27th day of February, 2003.

My Commission Expires:                         /s/ Bradley S. Fuson
                                               --------------------------------
                                                          Notary Public

------------------

My County of Residence.
   [SEAL] BRADLEY S. FUSON, Notary Public          ----------------------------
          My Commission Expires: August 28, 2006         Printed
                Residing in Hamilton County

Exhibit: A: Legal Description of Real Estate

This Instrument Prepared By
And To Be Returned To:                Bradley S. Fuson, Esq.
                                      Krieg DeVault LLP
                                      One Indiana Square, Suite 2800
                                      Indianapolis, Indiana 46204
                                      (317)636-4341

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                                    EXHIBIT A

Lots Numbered Thirty (30) and Thirty-one (31) in Northwest Park Subdivision as shown by the recorded plat thereof, recorded in Plat Cabinet "C", Envelope 146 and as amended by Amendment to a Plat recorded in Plat Cabinet "C", Envelope 155, in the Office of the Recorder of Monroe County, Indiana.